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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Boykin Lodging Company on Form S-4 of our report dated February 24, 1996 (March 14, 1996 as to Note 5), appearing in the Annual Report on Form 10-K of Red Lion Inns Limited Partnership for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                          /s/ DELOITTE & TOUCHE LLP

Portland, Oregon
April 13, 1998

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